Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-213755) of Apptio, Inc. of our report dated February 17, 2017 relating to the consolidated financial statements, which appears in this Form 10‑K.

 /s/ PricewaterhouseCoopers LLP

Seattle, Washington
February 17, 2017